 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 22, 2025

Century Aluminum Company

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34474	13-3070826
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One South Wacker Drive
Suite 1000
Chicago, Illinois	60606
(Address of Principal Executive Offices)	(Zip Code)

(312) 696-3101
(Registrant's telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock, $0.01 par value per share	CENX	Nasdaq Stock Market LLC
(Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b– 2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

Senior Secured Notes due 2032

On July 22, 2025, Century Aluminum Company (the “Company”) completed its previously announced offering of $400 million aggregate principal amount of 6.875% Senior Secured Notes due 2032 (the “Notes”). The Notes were issued pursuant to an indenture, dated as of July 22, 2025 (the “Indenture”), by and among the Company, the guarantor subsidiaries of the Company named therein (the “Guarantors”) and Wilmington Trust, National Association, as trustee and noteholder collateral agent (“Wilmington”). The Notes were offered and sold in an underwritten transaction in the United States to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to certain non-U.S. persons in transactions outside the United States in reliance on Regulation S under the Securities Act.

Interest on the Notes will accrue at a rate of 6.875% per year, payable semiannually in arrears on each February 1 and August 1, beginning February 1, 2026. The Company will make each interest payment to the holders of record of the Notes on the immediately preceding January 15 or July 15. The Notes will mature on August 1, 2032 unless earlier redeemed or repurchased.

The Notes are guaranteed by all of the Company’s domestic restricted subsidiaries (subject to certain exceptions), and the Company’s obligations under the Notes are secured (subject to certain exceptions and permitted liens) by liens on substantially all of the Company’s and the Guarantors’ assets (other than accounts receivable, deposit accounts and controlled investment accounts, inventory, and certain related assets and any proceeds of the foregoing, which secure the Company’s indebtedness under its credit agreement (the “ABL Collateral”) and certain other excluded property). The Notes rank equally in right of payment with all of the Company’s existing and future senior indebtedness, effectively senior to all of the Company’s unsecured indebtedness to the extent of the value of the collateral and senior to all of the Company’s existing and future subordinated indebtedness. The Notes rank effectively junior to (i) any obligations under its credit agreement to the extent of the value of the ABL Collateral, which is not pledged to secure the Notes and the related guarantees, and (ii) any obligations that are secured by any future liens on the collateral ranking senior to the liens securing the Notes to the extent of the terms of any such lien and the value of the collateral.

The Company and the other subsidiary grantors named therein entered into (i) a Second Lien Pledge and Security Agreement, dated as of July 22, 2025, with Wilmington, as collateral agent for the Notes (the “Security Agreement”), and (ii) a Collateral Agency Agreement, dated as of July 22, 2025, with Wilmington, as trustee under the Indenture and as collateral agent for the Notes (the “Collateral Agreement”). The Security Agreement and the Collateral Agreement contain the terms and conditions of the security interest granted in connection with the Notes and the related guarantees.

The Company may redeem any of the Notes, in whole or in part, before August 1, 2028 at a redemption price equal to 100% of the principal amount being redeemed plus a make-whole premium as calculated under the Indenture. In addition, before August 1, 2028, the Company may (i) redeem up to 40% of the aggregate principal amount of Notes originally issued (calculated after giving effect to any additional Notes) with the proceeds of certain equity offerings at 106.875% of their principal amount plus accrued and unpaid interest thereon to the redemption date; and (ii) redeem up to 10% of the aggregate principal amount of Notes during any twelve month period at a redemption price equal to 103% of the principal amount thereof, provided that the aggregate principal amount of Notes to be redeemed does not exceed $40.0 million plus, to the extent the Company has issued any additional Notes, the lesser of (a) the aggregate principal amount of such additional Notes and (ii) $50.0 million.

At any time on or after August 1, 2028, the Company may redeem the Notes, in whole or in part, at a redemption price equal to the percentage of principal amount set forth below plus accrued and unpaid interest to, but not including, the redemption date, if redeemed during the twelve-month period beginning on August 1 of the years indicated below:

Year	Percentage
2028	103.438%
2029	101.719%
2030 and thereafter	100.000%

If the Company sells certain assets and does not apply the proceeds as required under the Indenture or experiences specific kinds of changes of control, the Company must in certain circumstances offer to repurchase the Notes from holders at the prices set forth in the Indenture.

The Indenture contains covenants that, among other things, limit the Company’s ability and the ability of any of the Guarantors to (i) incur additional debt, (ii) create liens, (iii) pay dividends or make distributions in respect of capital stock, (iv) purchase or redeem capital stock, (v) make investments or certain other restricted payments, (vi) sell assets, (vii) create restrictions on the payment of dividends or other amounts to the Company from the Guarantors, (viii) issue or sell stock of restricted subsidiaries, (ix) enter into transactions with stockholders or affiliates and (x) effect a consolidation or merger. These covenants are subject to a number of exceptions, limitations and qualifications set forth in the Indenture.

Upon the occurrence and continuance of certain events of default set forth in the Indenture, Wilmington or the holders of at least 25% in aggregate principal amount of the outstanding Notes may declare all the Notes to be due and payable immediately. Upon the occurrence of certain bankruptcy or insolvency events affecting the Company or certain of its subsidiaries, all outstanding Notes will become due and payable immediately without further action or notice on the part of Wilmington or any holder of the Notes.

Proceeds from the offering of the Notes will be applied toward the payment of the aggregate redemption price for the Company’s $250 million aggregate principal amount of 7.50% senior notes due 2028 (the “2028 Notes”) as further described in Item 1.02 below, to repay borrowings under Century’s credit facilities and to pay fees and expenses relating to the offering of the Notes.

The foregoing summary of the Indenture, the Security Agreement and the Collateral Agreement does not purport to be complete and is qualified in its entirety by the terms of the Indenture, the Security Agreement and the Collateral Agreement, copies of which are attached hereto as Exhibits 4.1, 10.1 and 10.2, respectively, and incorporated by reference herein.

Fifth Amendment to Second Amended and Restated Loan and Security Agreement

On July 22, 2025, the Company and certain of its direct and indirect domestic subsidiaries (together with the Company, the “Borrowers”), entered into Amendment No. 5 (the “Fifth Amendment”) to its existing Second Amended and Restated Loan and Security Agreement, dated as of May 16, 2018, by and among the Borrowers, the financial institutions party thereto as lenders (the “Lenders”) and Wells Fargo Capital Finance, LLC, as agent for the Lenders (the “Agent”), as amended, modified and supplemented from time to time (the “Existing Credit Facility”). Pursuant to the Fifth Amendment, the Borrowers, Agent and Lenders agreed to amend the Existing Credit Facility to, among other items, (i) revise the aggregate amount of swingline loans to be a maximum of 7.5% of the maximum revolving credit amount, (ii) extend the maturity date of the Existing Credit Facility to July 22, 2030, (iii) modify eligible accounts to adjust the concentration limits for Alcoa Corporation to 20% and Brazeway, LLC to 30%, (iv) modify the definition of Permitted Refinancing Indenture Documents (as defined in the Existing Credit Facility) to include documents entered into in accordance with the terms and conditions of the offering of the Notes and (v) revise the calculation of Term SOFR Adjustment (as defined in the Existing Credit Facility) to 0.10% per annum for all interest periods.

The description of the Fifth Amendment set forth above does not purport to be complete and is qualified in its entirety by reference to the full terms and conditions of the Fifth Amendment, a copy of which is filed as Exhibit 10.3 to this Current Report on Form 8-K and incorporated by reference herein.

Item 1.02. Termination of a Material Agreement.

On July 22, 2025, the Company determined that all conditions precedent to the Company’s redemption (the “Redemption”) of its 2028 Notes pursuant to its Conditional Notice of Full Redemption issued on July 21, 2025 had been satisfied. Accordingly, the 2028 Notes will be redeemed on August 5, 2025 at an aggregate redemption price of $261,145,833.33, consisting of 101.875% of the principal due and payable on the 2028 Notes plus accrued and unpaid interest to but excluding the August 5, 2025 redemption date. In connection with the Redemption, effective July 22, 2025, the Company satisfied and discharged all its obligations under and in accordance with the terms of the indenture governing the 2028 Notes, dated as of April 14, 2021, among the Company, the guarantors named therein, and Wilmington Trust, National Association, as trustee and noteholder collateral agent.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein in its entirety.

Item 7.01. Regulation FD Disclosure.

On July 22, 2025, the Company announced that it had closed the offering of the Notes. A copy of the press release announcing the closing of the Notes is attached hereto as Exhibit 99.1.

The description set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein in its entirety.

The information provided pursuant to this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act, regardless of any general incorporation language in any such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
4.1	Indenture, dated as of July 22, 2025, between Century Aluminum Company, the Guarantors (as defined therein) and Wilmington Trust, National Association, as trustee and noteholder collateral agent.
4.2	Form of 6.875% Senior Secured Notes due 2032 (included as Exhibit A to the Indenture filed as Exhibit 4.1).
10.1	Second Lien Pledge and Security Agreement, dated as of July 22, 2025 by and among Century Aluminum Company, the other Grantors (as defined therein) and Wilmington Trust, National Association, as collateral agent.
10.2	Collateral Agency Agreement, dated as of July 22, 2025, by and among Century Aluminum Company, the other Grantors (as defined therein) and Wilmington Trust, National Association, as trustee and collateral agent.
10.3	Amendment No. 5, dated as of July 22, 2025, to the Second Amended and Restated Loan and Security Agreement, dated as of May 16, 2018, among Century Aluminum Company, Century Aluminum of South Carolina, Inc., Century Aluminum of Kentucky General Partnership, NSA General Partnership and Century Aluminum Sebree LLC, as borrowers, and Wells Fargo Capital Finance, LLC, as agent and lender.
99.1	Press Release of Century Aluminum Company dated July 22, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*    Pursuant to Item 601(a)(5) of Regulation S-K, certain schedules and exhibits have been omitted.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTURY ALUMINUM COMPANY

Date: July 24, 2025	By:	/s/ John DeZee
	Name:	John DeZee
	Title:	Executive Vice President, General Counsel and Secretary